STOCK PURCHASE AGREEMENT

                                     BY AND AMONG


                                  LIH HOLDINGS, LLC,


                                    ALLAN W. LUND,


                         THE LUND FAMILY LIMITED PARTNERSHIP,


                        LOIS AND ALLAN LUND FAMILY FOUNDATION

                                         AND

                               THE LUND FAMILY MEMBERS
                             LISTED ON SCHEDULE 1 HERETO


                        _____________________________________

                            DATED AS OF SEPTEMBER 9, 1997
                        _____________________________________

                    AGREEMENT dated as of September 9, 1997, by and among LIH HOLDINGS, LLC, a Delaware limited liability company ("Purchaser"), ALLAN W. LUND, an individual residing at Rural
            ---------
          Route 2, Box 2030, Hayward, WI 54843 ("Lund"), THE LUND FAMILY
                                                 ----
          LIMITED PARTNERSHIP, a Georgia limited partnership having a principal mailing address at Rural Route 2, Box 2030, Hayward, WI 54843 (the "Partnership"), LOIS AND ALLAN LUND FAMILY FOUNDATION, a non-profit corporation organized under the laws of Minnesota, having its registered office at c/o Mark J. Beltrand, Ltd., 9965 45th Avenue N., Suite 140, Plymouth, MN 55442 (the "Foundation"; Lund, the Partnership and the Foundation are sometimes hereinafter individually referred to as a "Seller" and collectively referred to as the "Sellers"), and THOSE INDIVIDUALS LISTED ON SCHEDULE 1 HERETO (individually, a "Lund Family Member," and, collectively, the "Lund Family Members.")


                                W I T N E S S E T H :
                                 - - - - - - - - - -


                    WHEREAS, each Seller is the owner of the number of shares (the "Shares") of common stock, $.10 par value per Share (the "Common Stock"), of Lund International Holdings, Inc., a Delaware corporation (the "Company") set forth opposite each such Seller's name on Schedule 2 hereto, which Shares represent in the aggregate 1,426,501 shares of the Company's Common Stock;

                    WHEREAS, Sellers desire to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Sellers, all of Sellers' right, title and interest in and to the Shares currently owned by Sellers, all subject to the terms and conditions contained herein (the "Acquisition"); and
                                            -----------

                    WHEREAS, the Lund Family Members desire to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from the Lund Family Members, all of their right, title and interest in and to an aggregate of 260,392 shares (the "Family Member Shares") of Common Stock, all subject to the terms and conditions contained herein; and

                    WHEREAS, in furtherance of the consummation of the sale of the Shares and the Family Member Shares, Purchaser, Sellers and the Lund Family Members propose to enter into this Agreement (certain terms used herein have the respective meanings set forth in Article IX hereof); and

                    WHEREAS, the Board of Directors of the Company has approved the Acquisition and the other transactions contemplated by this Agreement (collectively, the "Contemplated
                                                ------------
          Transactions");
          ------------

                    NOW, THEREFORE, in consideration of and in reliance upon the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

                                      ARTICLE I

                                  PURCHASE AND SALE

                    SECTION 1.1  AGREEMENT TO SELL AND PURCHASE THE SHARES;
                                 ------------------------------------------
          CONSIDERATION.   Subject to the terms and conditions of this
          -------------
          Agreement, and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, Sellers shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from Sellers, free and clear of all Liens, all of Sellers' right, title and interest in and to the Shares for a purchase price (the "Purchase Price") consisting
                                                --------------
          of (i) $11.50 per Share payable on the Closing Date by Purchaser to Sellers by wire transfer to accounts designated by Sellers for that purpose, and (ii) the additional consideration calculated and payable in accordance with the provisions of Section 1.2 hereof (the "Additional Consideration").
                       ------------------------

                    SECTION 1.2  CALCULATION AND PAYMENT OF ADDITIONAL
                                 -------------------------------------
          CONSIDERATION.
          -------------

                    (a)  Definitions.  For purposes of this Section 1.2,
                         -----------                        -----------
          the following terms shall have the following meanings:

                    "Closing Price" of the Company's Common Stock on a Trading Day shall mean the last reported sale price for Common Stock regular way or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices regular way for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no such sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Stock is not listed or quoted on NASDAQ or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Company for that purpose. If shares of the Company's Common Stock are not so listed for the 20 consecutive business days preceding any Anniversary Date (as defined below), then the average Closing Price for shares of the Company's Common Stock for such 20 day period shall be determined by a nationally recognized investment banking firm selected by Purchaser and reasonably acceptable to Sellers' Representative, provided that such investment banking firm is not affiliated with, and does not have a direct or indirect financial interest in, Purchaser or the Company (the "Investment Banker"). The determination by the Investment Banker
           -----------------
          shall be final and binding on Purchaser and Sellers. In addition, for purposes of this Section 1.2, a "Trading Day" shall
                                         -----------
          mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day.

                    "Triggering Event" shall mean (i) the sale of all or substantially all of the assets or capital stock of the Company,
          (ii) the sale by Purchaser of 90% or more of the aggregate of the Shares and the Family Member Shares (collectively, the "Total Shares") (either in a single transaction or, if in more than one transaction, the first such transaction that results in the sale of more than 90% of the Total Shares), provided that such transaction(s) are on an arm's-length basis with unaffiliated third persons or (iii) the merger, consolidation or other business combination involving the Company, other than a merger or consolidation of the Company in which all or substantially all of the stockholders of the Company continue as stockholders of the entity surviving such merger or consolidation.

                    (b)  Additional Consideration Payable Upon a Triggering
                         --------------------------------------------------
          Event.
          -----
                    (b)(i) If, at any time from and after the Closing Date and until the tenth anniversary thereof, a Triggering Event is consummated, concurrently with the consummation of such Triggering Event, Purchaser shall provide Sellers with written notice thereof. Within 30 days following the consummation of such Triggering Event, Purchaser shall pay to Sellers, subject to the limitations set forth herein, as Additional Consideration an aggregate amount equal to 30% of Purchaser's Actual Realized Gain, as hereinafter defined, with respect to the Shares.

                    "Actual Realized Gain" shall mean the difference between Investors Proceeds and the Minimum Return.

                    "Investors Proceeds" shall mean the sum of: (A) consideration received by Purchaser with respect to the Shares in the Triggering Event; (B) without duplication, consideration received by Purchaser with respect to any prior sale, if any, of any of the Shares ("Prior Sale") (it being understood that the Purchaser shall allocate proceeds received on any Prior Sales 84.6% to Shares and 15.4% to Family Member Shares); and (C) any dividends or other distributions theretofore received by Purchaser with respect to the Shares;

                    "Minimum Return" shall mean the sum of (A) the aggregate amount paid for the Shares pursuant to Section 1.1, $16,404,761; and (B) all out-of-pocket expenses incurred by Purchaser, which shall include, without limitation, Purchaser's organizational expenses, legal and accounting fees and expenses and any brokers' fees, discounts or commissions paid or payable in connection with the consummation of the transactions contemplated by this Agreement provided such costs shall not exceed $.40 per share, or $570,600 in the aggregate (collectively, the "Expenses"); discounted for each component thereof from the date of payment or incurrence to the date of the Triggering Event or date of Option exercise pursuant to
          Section 1.2(c) hereto, as the case may be, at the rate of 10% per annum, compounded annually.

                    (ii) If Purchaser has the right to elect to receive, in a Triggering Event, in whole or in part, consideration other than cash for the Shares, the decision regarding the type of consideration to be paid to Purchaser in connection with such Triggering Event shall be made by Purchaser in its sole discretion. Purchaser shall consult with Sellers' Representative with respect to any elections which may be available to Purchaser and the preferences of the Sellers' Representative with respect to whether to receive non-cash consideration in whole or in part in fulfillment of Purchaser's obligations to pay Additional Consideration. To the extent Purchaser receives non-cash consideration for the Shares in a Triggering Event, then Purchaser, in satisfaction of its obligation to Sellers pursuant to the Agreement, in its sole discretion, may pay the Additional Consideration with non-cash consideration in the same form as received by Purchaser; provided that the percentage of the
                                 --------
          Additional Consideration paid with such non-cash consideration shall not exceed the percentage of all non-cash consideration received by Purchaser for its Shares in the Triggering Event.
          The value of any non-cash consideration received by Purchaser in a Triggering Event shall be the value attributable to such non-cash consideration in the Triggering Event. (Any dispute as to the value of any non-cash consideration shall be determined as provided in subsection (b)(iii) of this Section 1.2.)

                    (iii) The calculation and amount of Actual Realized Gain shall be certified to Sellers' Representative (as defined in Section 8.4 hereof) by the Chief Executive Officer of Purchaser in writing concurrently with the payment by Purchaser to Sellers of the Additional Consideration, together with any schedules or exhibits reasonably necessary to support such calculations. Within fifteen (15) business days after receipt of such certificate, Sellers' Representative shall deliver a written notice to Purchaser stating whether it has any objections thereto, provided, however, that if Sellers' Representative requests additional documents, financial records, work papers or schedules reasonably necessary to support such calculations, Sellers' Representative shall have fifteen (15) business days after receipt of such additional materials to deliver a written notice to Purchaser stating its objections to the calculations prepared by Purchaser. Failure to give such timely objection notices (or written notice that Sellers' Representative has no such objection) shall constitute acceptance and approval of such calculation of Actual Realized Gain and shall be final and binding upon the Purchaser and the Sellers and Sellers' Representative.

                    The Purchaser and the Sellers' Representative shall promptly consult with each other and their legal and accounting representatives with respect to any objections by the Sellers' Representative pursuant to its objection notice and shall use reasonable efforts to resolve all such objections within thirty
          (30) days after delivery by Sellers' Representative of such objection notice. If any objections remain unresolved after the end of such 30-day period, the parties hereto shall promptly retain (or one party if the other party fails to jointly retain after written notice) Ernst & Young (the "Resolving Firm") to resolve remaining objections. The parties hereto, and their respective representatives, shall cooperate fully with the Resolving Firm. If at the time Purchaser and/or Sellers' Representative undertake to retain the Resolving Firm, the Resolving Firm is engaged or during the previous two years has been engaged in representing either the Purchaser or the Sellers in any material respect, the Resolving Firm shall select (within thirty (30) days of receipt of any such objections to the Resolving Firm) a firm comparable in professional standing and expertise which is independent with respect to both Purchaser and Sellers and which firm shall be the Resolving Firm for all purposes of this Agreement. The parties hereto shall give, and shall cause their respective representatives to give, the Resolving Firm and its representatives such reasonable access to documents, financial records, work papers and schedules as the Resolving Firm shall reasonably request. The Resolving Firm shall be directed to resolve all objections within forty-five
          (45) days after being retained by the parties hereto, and a resolution by the Resolving Firm shall be final and binding on the parties hereto. Purchaser shall pay over any further Additional Consideration determined to be due by the Resolving Firm within five (5) business days of final resolution by the Resolving Firm. Fees and expenses of the Resolving Firm shall be borne by the Sellers if the Resolving Firm determines that no adjustment to the Purchaser's original calculation is required and shall be borne by the Purchaser if any adjusted and additional payment due is determined by the Resolving Firm, provided, however, based upon reasonable circumstances, the Resolving Firm may allocate its fees between the Sellers and Purchaser in such manner as it determines is equitable in the circumstances.

                    (iv) To illustrate the application of the above provisions, an example calculating Additional Consideration Payable Upon a Triggering Event (assuming the Triggering Event occurs at an anniversary date of the Closing) is attached hereto as Schedule 3.

                    (c)  Additional Consideration Payable at Sellers'
                         --------------------------------------------
          Election.
          --------

                    (c)(i) If a Triggering Event is not consummated by the fourth anniversary of the Closing Date, then Sellers shall have the option (the "Option"), on such date, and, thereafter on
                                ------
          each anniversary of the Closing Date until and including the tenth anniversary of the Closing Date (each such date, "Anniversary Date"), exercisable for a period of 20 days
           ----------------
          commencing on any such Anniversary Date, to require Purchaser to pay to Sellers, as Additional Consideration, an aggregate amount equal to 30% of Purchaser's Hypothetical Gain with respect to the Shares (unless, at any time before any such Anniversary Date, a Triggering Event shall have been consummated).

                    "Hypothetical Gain" shall mean the difference between Investors Hypothetical Proceeds and the Minimum Return.

                    "Investors Hypothetical Proceeds" shall mean the sum of: (A) the product expressed in dollars of (x) the number of Shares owned by Purchaser at the date of exercise of the Option (the "Option Exercise Date") and (y) the average of the Closing Price for the 20 Trading Days immediately preceding the Option Exercise Date (the "Average Share Price"); (B) without duplication, consideration received by Purchaser with respect to any Prior Sale, if any; and (C) any dividends or distributions theretofore received by Purchaser with respect to the Shares.

                    (ii) The Option may be exercised, in whole and not in part, on one occasion only, by Sellers. Sellers shall exercise the Option by providing Purchaser with written notice thereof (the "Option Exercise") executed by the Sellers' Representative. The exercise of the Option by the Sellers' Representative shall bind all Sellers. The amount payable by Purchaser to Sellers pursuant to this paragraph (c) of Section 1.2 shall at
                                            -----------
          Purchaser's option, exercisable in its sole discretion, be paid
          (i) in cash within 30 days of the date of Purchaser's receipt of notice of exercise of the Option, or (ii) in whole or in part, in cash or by delivery of shares of Common Stock of the Company (the number of shares to be so delivered to be equal to the Additional Consideration payable pursuant to this Section (c) divided by the Average Share Price). Purchaser agrees, to the extent that it elects to deliver shares, to effect such delivery in certificates registered in the Sellers' respective names within five business days after receipt of the Option Exercise. Each Seller hereby agrees not to effect any trades, directly or indirectly, in shares of the Company's Common Stock during the 20 Trading Days immediately preceding the exercise of the Option.

                    (iii) The calculation and amount of Hypothetical Gain shall be certified (along with any documents, financial records, work papers and schedules reasonably necessary to support such calculations) to Sellers' Representative by the Chief Executive Officer of Purchaser in writing concurrently with the payment by Purchaser to Sellers of the Additional Consideration. Sellers' Representative shall have the right to object to such calculations and the parties shall resolve any dispute regarding such calculations in accordance with the procedures set forth in Section 1.2(b)(iii) hereof.

                    (iv) Purchaser shall furnish Sellers' Representatives, at least ten (10) business days prior to any Anniversary Date, information to document any Prior Sales by Purchaser during the period prior to the date of information and Purchaser shall forthwith after the applicable Anniversary Date update such information with respect to any Prior Sales effected between the date of such information and the respective Anniversary Date.

                    (v) To illustrate the application of the above provisions, an example calculating Additional Consideration Payable at Sellers' Election is attached hereto as Schedule 3.

                    (d)  Limit on Additional Consideration  In no event
                         ---------------------------------
          shall Purchaser be required to pay to Sellers Additional Consideration in an aggregate amount exceeding $6,268,005. The Additional Consideration shall be allocated among and paid to Sellers in proportion to the amount that each Seller's Shares bears to all Shares being sold to Purchaser pursuant to
          Section 1.1 hereof and, with respect to Additional Consideration payable in cash, shall be paid by wire transfer to accounts designated by Sellers for that purpose.

                    (e)  Adjustments.  If the Company shall in any manner
                         -----------
          subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the number of outstanding shares of its Common Stock, then, for purposes hereof the number of Shares shall be appropriately adjusted to give effect to such subdivision or combination.

                    (f)  Right to Assign Additional Consideration.  Each
                         ----------------------------------------
          Seller's right to receive the Additional Consideration shall be assignable by such Seller, in whole or in part, to members of such Seller's family, family trusts or family partnerships for estate planning purposes, and, with Purchaser's prior written consent, to any other third party; provided, however, that no
                                             --------  -------
          assignment pursuant to this paragraph (f) of Section 1.2 shall be
                                                       -----------
          effective unless a copy of a duly executed and notarized instrument of assignment among the Sellers and their assignee(s) shall be delivered to Purchaser.

                    (g)  No Effect on Purchaser's Ownership and Control of
                         -------------------------------------------------
          Shares.  Anything herein to the contrary notwithstanding,
          ------
          Sellers' right hereunder to receive Additional Consideration shall not represent or be deemed to be (i) any right, claim, lien, encumbrance, restriction or other interest in or with respect to the Shares, or (ii) any restriction on the Purchaser
          (or any partner or successor thereof) exercising any right with respect thereto, including without limitation, the right to vote or direct the vote, dispose or direct the disposition of, or enter into any agreement, arrangement or other understanding with respect to the Shares; it being specifically agreed and acknowledged by the Sellers that the sole right granted hereby to the Sellers, and the sole obligation of Purchaser created hereby, is to receive and pay, respectively, the Additional
          Consideration, in the circumstances and amounts and in accordance with the procedures set forth herein. Notwithstanding the foregoing, Purchaser agrees that until it delivers the Additional Consideration pursuant to this Section 1.2 (i) it will not distribute all or substantially all of its assets pro rata among its members without its members' pro rata first assuming Purchaser's obligations under this Section 1.2 and (ii) Purchaser agrees to preserve and keep in full force and effect its existence as a limited liability company provided it may incorporate as a corporation or become a partnership or limited partnership as long as such successor assumes all Purchaser's obligations under this Section 1.2, and (iii) Purchaser will not sell any of the Shares or Family Member Shares to any affiliate of Purchaser except in exchange for consideration which is at least equal to the fair value (as determined in good faith by the Purchaser) of the Shares or Family Member Shares so sold.

                    SECTION 1.3  PURCHASE OF LUND FAMILY MEMBER SHARES.
                                 -------------------------------------
           (a) Purchaser hereby agrees to purchase from each of the Lund Family Members the number of shares of Common Stock of the Company owned by such Lund Family Member set forth opposite such Lund Family Member's name on Schedule 1 hereto, for a purchase
                                       ----------
          price of $11.50 per share (the "Lund Family Purchase Price") payable on the Closing Date by Purchaser to such Lund Family Member by wire transfer to an account designated by such Lund Family Member for that purpose. No Lund Family Member shall be entitled to any Additional Consideration in respect of the sale of their Family Member Shares to Purchaser hereunder.

                    (b) Notwithstanding anything to the contrary set forth herein, Purchaser's obligation to consummate the acquisition of shares of Common Stock of the Company owned by Lund Family Members is expressly contingent upon Purchaser's concurrent acquisition, pursuant to this Agreement, of the Shares, but Purchaser's obligation to consummate the acquisition of the Shares from the Sellers is not contingent upon Purchaser's concurrent acquisition pursuant to this Agreement of the Family Member Shares owned by the Lund Family Members.

                    SECTION 1.4  CLOSING.  The closing (the "Closing") of
                                 -------                     -------
          the Contemplated Transactions shall take place at the offices of Lindquist & Vennum P.L.L.P, 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, on September 9, 1997, at 10:00 a.m., local time, or at such other date, time or place as the parties hereto shall mutually agree. The date of the Closing is hereinafter called the "Closing Date." At the Closing (a)
                                     ------------
          Sellers and the Lund Family Members shall deliver to Purchaser certificates representing the shares duly endorsed in blank or accompanied by a stock power or other instrument of transfer duly executed in blank, with signatures guaranteed by a bank or member firm of the New York Stock Exchange and accompanied by all requisite stock transfer tax stamps, and (b) Purchaser shall deliver to (i) Sellers that portion of the Purchase Price payable at the Closing as provided in Section 1.1 hereof and (ii) the Lund Family Members, the Lund Family Purchase Price as provided in Section 1.3(a) hereof. The parties hereto hereby agree to deliver at the Closing such other documents, certificates and instruments as are specified in Article IV hereof and as reasonably may be required to effect the sale by Sellers and Lund Family Members of the shares pursuant to, and as contemplated by, this Agreement and to consummate the Contemplated Transactions. All events which shall occur at the Closing shall be deemed to occur simultaneously.

                                      ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS AND
                                 LUND FAMILY MEMBERS

               A. Sellers severally, and not jointly, represent and warrant to Purchaser, as of the date of this Agreement and as of the Closing Date (as if each such representation and warranty was remade on the Closing Date), as follows:

                    SECTION 2.1  OWNERSHIP OF SHARES.  (a)  Each Seller is
                                 -------------------
          the beneficial owner of the Shares set forth opposite such Seller's name on Schedule 2 hereto. To the best knowledge of
                           ----------
          Sellers, as of the date hereof, the Shares constitute approximately 32% of the outstanding shares of Common Stock of the Company, without giving effect to currently outstanding stock options. The Shares are lawfully owned by the Sellers free and clear of any Lien of any kind, and have been owned by Sellers since February 1, 1997. There are no outstanding options, warrants, commitments, agreements or any other rights of any character (except as created by this Agreement) entitling any person other than Purchaser to acquire the Shares. The Shares are fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and the Shares are transferable to Purchaser under the terms of this Agreement. Sellers do not own any options or other rights to purchase Common Stock or any other security or instrument convertible into or exchangeable for Common Stock of the Company.

                    (b) Each Seller has the power to dispose of all of his, her or its Shares, with no restrictions on such rights, subject to the terms of this Agreement.

                    SECTION 2.2  POWER; BINDING AGREEMENTS.  Lund has the
                                 -------------------------
          legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. Each of the Trust and the Foundation has the requisite power and authority (in accordance with the terms of its organizational documents) to enter into and perform all of its obligations under this Agreement. Upon delivery of the Shares to Purchaser hereunder, Purchaser will acquire good title thereto free and clear of all Liens and claims of others of every kind and description, subject to applicable federal and state securities laws. The execution, delivery and performance of this Agreement by each Seller will not violate any agreement to which such Seller is a party or by which such Seller is bound, including, without limitation, any trust agreement, voting agreement, stockholders agreement, voting trust, partnership or other agreement. This Agreement has been duly and validly executed and delivered by each Seller and constitutes the legal, valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms.

                    SECTION 2.3  NO CONFLICTS; CONSENTS.  (a) Neither the
                                 ----------------------
          execution, delivery or performance by any Seller of this Agreement nor the consummation of the Contemplated Transactions requires such Seller to the best of his, her or its knowledge, to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any state or federal public body or authority or any other person, and (b) neither the execution, delivery or performance by any Seller of this Agreement nor the consummation of the Contemplated Transactions nor compliance by any Seller with any of the provisions hereof shall (i) conflict with or result in any breach of any applicable trust, partnership agreement or other agreement applicable to such Seller, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Seller is a party or by which such Seller or any of his or its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Seller or any of such Seller's properties or assets.

                    SECTION 2.4  CERTIFICATES REPRESENTING SHARES.  The
                                 --------------------------------
          Shares and the certificates representing such Shares are now, and at all times after the date hereof and until the Closing Date will be, held by Sellers, or by a nominee or custodian for the benefit of Sellers, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

                    SECTION 2.5  BROKERS.  Sellers have not taken any
                                 -------
          action in connection with this Agreement or the transactions contemplated hereby so as to give rise to any claim against Purchaser for any brokerage or finder's commissions, fees or similar compensation.

                    SECTION 2.6  DISCLOSURE.  (a) Neither this Agreement
                                 ----------
          nor the Schedules hereto includes or will include any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Schedules hereto not misleading.

                    (b) To the best knowledge of Sellers, all reports, registration statements and other documents of the Company filed by the Company with the Securities and Exchange Commission (the "Commission") during the three year period immediately preceding
           ----------
          the Closing Date (collectively, the "Company SEC Documents") have
                                               ---------------------
          been prepared in accordance with, and comply in all material respects with, the applicable rules and regulations promulgated by the Commission under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934,
                --------------
          as amended (the "Exchange Act").  To the best knowledge of
                           ------------
          Sellers, none of the Company SEC Documents at the time it was filed or became effective, as the case may be, included, or as of the date hereof includes (except to the extent superseded by any report, registration statement or document subsequently filed with the Commission) any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. All representations and warranties made by Sellers herein will be deemed to have been relied on by Purchaser (notwithstanding any investigation by Purchaser).

               B. Each Lund Family Member severally represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date (as if each such representation and warranty was remade as of the Closing Date) as follows:

                    SECTION 2.7  OWNERSHIP OF SHARES.  (a)  Each Lund
                                 -------------------
          Family Member is the beneficial owner of the Family Member Shares set forth opposite such Lund Fund Member's name on Schedule 1
                                                             ----------
          hereto. The Family Member Shares are lawfully owned by each Lund Family Member free and clear of any Lien of any kind, and have been owned by such Lund Family Member since February 1, 1997. There are no outstanding options, warrants, commitments, agreements or any other rights of any character (except as created by this Agreement) entitling any person other than Purchaser to acquire the Family Member Shares. The Family Member Shares are fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and the Family Member Shares are transferable to Purchaser under the terms of this Agreement. Lund Family Members do not own any options or other rights to purchase Common Stock or any other security or instrument convertible into or exchangeable for Common Stock of the Company.

                    (b) Each Lund Family Member has the power to dispose of all of his or her Shares, with no restrictions on such rights, subject to the terms of this Agreement.

                    SECTION 2.8  POWER; BINDING AGREEMENTS.  Each Lund
                                 -------------------------
          Family Member has the legal capacity, power and authority to enter into and perform all of his or her obligations under this Agreement. Upon delivery of the Lund Family Member Shares to Purchaser hereunder, Purchaser will acquire good title thereto free and clear of all Liens and claims of others of every kind and description, subject to applicable federal and state securities laws. The execution, delivery and performance of this Agreement by such Lund Family Member will not violate any agreement to which such Lund Family Member is a party or by which such Lund Family Member is bound, including, without limitation, any trust agreement, voting agreement, stockholders agreement, voting trust, partnership or other agreement. This Agreement has been duly and validly executed and delivered by such Lund Family Member and constitutes the legal, valid and binding agreement of such Lund Family Member, enforceable against such Lund Family Member in accordance with its terms.

                    SECTION 2.9  NO CONFLICTS; CONSENTS.  (a) Neither the
                                 ----------------------
          execution, delivery or performance by such Lund Family Member of this Agreement nor the consummation of the Contemplated Transactions requires, to the best of his, her or its knowledge, such Lund Family Member to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any state or federal public body or authority or any other person, and (b) neither the execution, delivery or performance by such Lund Family Member of this Agreement nor the consummation of the Contemplated Transactions nor compliance by such Lund Family Member with any of the provisions hereof shall (i) conflict with or result in any breach of any applicable trust, partnership agreement or other agreement applicable to such Lund Family Member, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Lund Family Member is a party or by which such Lund Family Member or any of his or its properties or assets may be bound, or
          (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Lund Family Member or any of such Lund Family Member's properties or assets.

                    SECTION 2.10  CERTIFICATES REPRESENTING SHARES.  The
                                  --------------------------------
          Lund Family Member Shares and the certificates representing such Lund Family Member Shares are now, and at all times after the date hereof and until the Closing Date will be, held by such Lund Family Member, or by a nominee or custodian for the benefit of such Lund Family Member, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

                    SECTION 2.11  BROKERS.  Such Lund Family Member has not
                                  -------
          taken any action in connection with this Agreement or the transactions contemplated hereby so as to give rise to any claim against Purchaser for any brokerage or finder's commissions, fees or similar compensation.

                                     ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

               Purchaser represents and warrants to Sellers and each Lund Family Member, as of the date of this Agreement and as of the Closing Date (as if each such representation and warranty was remade on the Closing Date), as follows:

                    SECTION 3.1  EXISTENCE.  Purchaser is a limited
                                 ---------
          liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    SECTION 3.2  AUTHORITY RELATIVE TO THIS AGREEMENT.
                                 ------------------------------------
           Purchaser has full power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. The execution, delivery and performance by Purchaser of this Agreement and the consummation by it of the Contemplated Transactions have been duly and validly authorized and approved by Purchaser and no other proceedings on the part of Purchaser are necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation of the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

                    SECTION 3.3  NO CONFLICTS; CONSENTS.  Neither the
                                 ----------------------
          execution, delivery or performance by Purchaser of this Agreement nor the consummation of the Contemplated Transactions (i) violates any provision of the Operating Agreement of Purchaser;
          (ii) requires Purchaser to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any state or federal public body or authority or any other person; or (iii) violates any material mortgage, indenture, lease, agreement or other instrument, permit, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or by which it (or any of its properties or assets) is subject or bound. No filing is required with respect to the transactions contemplated hereunder under the provisions of the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976.

                    SECTION 3.4  PURCHASE FOR INVESTMENT.  Purchaser is
                                 -----------------------
          acquiring the Shares for its own account for investment, and not with a view to any distribution thereof. Purchaser acknowledges that the certificates evidencing the Shares will contain a legend restricting transfer thereof pursuant to the Securities Act and that the Shares may not be sold, transferred or otherwise disposed of unless pursuant to an effective registration statement under the Securities Act covering the Shares or pursuant to an exemption therefrom.

                    SECTION 3.5  BROKERS.  Purchaser has not taken any
                                 -------
          action in connection with this Agreement or the transactions contemplated hereby so as to give rise to any claim against any Seller for any brokerage or finder's commissions, fees or similar compensation.

                                      ARTICLE IV

                                 CONDITIONS PRECEDENT

                    SECTION 4.1  CONDITIONS TO THE OBLIGATIONS OF SELLERS
                                 ----------------------------------------
          AND PURCHASER.  The obligations of Sellers and Purchaser
          -------------
          hereunder to consummate each of the Contemplated Transactions are subject to the fulfillment to their reasonable satisfaction prior to or at the Closing of each of the following conditions, any of which may be waived by the party for whose benefit such condition has been imposed:

                    (a) Consummation of the Contemplated Transactions shall not have been prohibited or restrained by any order, injunction, decree or judgment of any court, governmental agency or other regulatory agency or commission and there shall not have been promulgated, entered, issued or determined (by any court, governmental agency or other regulatory agency or commission of competent jurisdiction) to be applicable to this Agreement any law, regulation, order, injunction, decree or judgment making the Contemplated Transactions illegal;

                    (b) All approvals or consents of, or waivers by, third parties which are required in connection with the Contemplated Transactions shall have been obtained, which approvals shall be without conditions or with conditions which are reasonably acceptable to Purchaser and Sellers and such approvals shall be effective and shall remain in force.

                    SECTION 4.2  ADDITIONAL CONDITIONS TO PURCHASER'S
                                 ------------------------------------
          OBLIGATIONS.  Purchaser's obligations to consummate the
          -----------
          Contemplated Transactions at the Closing are subject to the fulfillment, to Purchaser's reasonable satisfaction, prior to or at the Closing, of each of the following additional conditions, any of which may be waived by Purchaser:

                    (a)  Representations and Warranties.  All
                         ------------------------------
          representations and warranties of each Seller contained herein shall be true and accurate at and as of the Closing Date.

                    (b)  Performance.  Each Seller shall have performed and
                         -----------
          complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by him or it prior to or on the Closing Date.

                    (c)  Certificates.  Purchaser shall have received
                         ------------
          certificates, each dated the Closing Date, signed by authorized representatives of each Seller to the effect that the conditions set forth in Sections 4.2(a) and 4.2(b) hereof have been satisfied.

                    (d)  Allan Lund and Lois Lund Consents.  Allan Lund and
                         ---------------------------------
          Lois Lund, shall have executed and delivered to Purchaser a consent acknowledging and authorizing Allan Lund's and Lois Lund's sale, as the case may be, of the Shares to the extent the Shares constitute community property and otherwise precluding Allan Lund and Lois Lund, as the case may be, from making future claims against Purchaser with respect to the Shares or the proceeds thereof in the form of
          Exhibit C hereto.
          ---------

                    (e)  Agreement With the Company.  Execution and
                         --------------------------
          delivery by the Company simultaneously with the Closing of agreements relating to (i) matters of governance of the Company (the "Governance Agreement") and (ii) financial advisory services
                --------------------
          to be rendered to the Company (the "Services Agreement"), in the
                                              ------------------
          forms attached hereto as Exhibits A and B, respectively.
                                   ----------------

                    (f)  Additional Documents.  Each Seller shall have
                         --------------------
          delivered, or caused to have been delivered, any and all other documents reasonably requested by Purchaser to evidence each Seller's compliance with the conditions set forth in this Article IV.

                    SECTION 4.3  ADDITIONAL CONDITIONS TO SELLERS'
                                 ---------------------------------
          OBLIGATIONS.  Sellers' obligations to deliver (or cause to be
          -----------
          delivered) the Shares to Purchaser at the Closing are subject to the fulfillment, to Lund's reasonable satisfaction, prior to or at the Closing, of each of the following additional conditions, any of which may be waived by Lund:

                    (a)  Representations and Warranties.  All
                         ------------------------------
          representations and warranties of Purchaser contained herein shall be true and accurate at and as of the Closing Date.

                    (b)  Performance.  Purchaser shall have performed and
                         -----------
          complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

                    (c)  Certificate.  Sellers shall have received a
                         -----------
          certificate, dated the Closing Date, signed by a duly authorized officer of Purchaser to the effect that the conditions set forth in Sections 4.3(a) and 4.3(b) hereof have been satisfied.

                    (d)  Additional Documents.  Purchaser shall have
                         --------------------
          delivered, or caused to have been delivered, any and all other documents reasonably requested by Sellers to evidence Purchaser's compliance with the conditions set forth in this Article IV.


                                      ARTICLE V

                               COVENANTS AND AGREEMENTS

                    The parties covenant and agree as follows:

                    SECTION 5.1  NO SOLICITATION.  Beginning on the date
                                 ---------------
          hereof and ending on the Closing Date, each Seller and Lund Family Member shall not, in his, her or its capacity as such, directly or indirectly, initiate, solicit (including by way of furnishing information), encourage or respond to or take any other action knowingly to facilitate, any inquiries or the making of any proposal by any person or entity (other than Purchaser or any Affiliate of Purchaser) with respect to the Company that constitutes or reasonably may be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or authorize or permit any person or entity acting on behalf of such Seller or Lund Family Member to do any of the foregoing. If any Seller or Lund Family Member receives any inquiry or proposal regarding any Acquisition Proposal, such Seller or Lund Family Member shall promptly inform Purchaser of that inquiry or proposal and the details thereof. "Acquisition Proposal" means discussions or
                             --------------------
          negotiations with, or providing any information or assistance to, or entering into any agreement with any person or group of persons (other than Purchaser) concerning any acquisition of any equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of all or substantially all of the assets of, the Company or any disposition of any of the capital stock of the Company (other than (a) pursuant to the transactions contemplated by this Agreement or (b) dispositions pursuant to death, divorce or by operation of law).

                    SECTION 5.2  EXPENSES.  The parties to this Agreement
                                 --------
          shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

                    SECTION 5.3  BEST EFFORTS; FURTHER ASSURANCES.  The
                                 --------------------------------
          parties hereto shall execute such other documents and papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use his or its best efforts to fulfill, or obtain the fulfillment of, the conditions precedent to effect the transactions contemplated in this Agreement as promptly as practicable.

                    SECTION 5.4  MATTERS RELATING TO THE SHARES.  Each
                                 ------------------------------
          Seller and Lund Family Member hereby agrees that during the period commencing on the date hereof and continuing until the Closing Date, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, such Seller or Lund Family Member shall vote (or cause to be voted) the Shares then owned by such Seller or Lund Family Member (a) against any action or agreement that would result in a breach, in any respect, of any covenant, representation or warranty or any other obligation or agreement of such Seller or Lund Family Member under this Agreement; and (b) except as otherwise agreed to in writing in advance by Purchaser, against the following actions (other than the Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (iii) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of Company's Certificate of Incorporation or By-laws; (3) any other material change in the Company's corporate structure or business; or (4) any other action involving the Company or its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Contemplated Transactions hereunder. No Seller or Lund Family Member shall enter into any agreement or understanding with any person or entity the effect of which would be to violate the provisions and agreements contained in this Section 5.4.

                    SECTION 5.5  RESTRICTION ON TRANSFER, PROXIES AND NON-
                                 -----------------------------------------
          INTERFERENCE.  Beginning on the date hereof and ending on the
          ------------
          Closing Date, no Seller or Lund Family Member shall (a) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares owned by such Seller or Lund Family Member or any interest therein; (b) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (c) take any action that would make any representation or warranty of such Seller or Lund Family Member contained herein untrue or incorrect or have the effect of preventing or disabling such Seller or Lund Family Member from performing such Seller or Lund Family Member's obligations under this Agreement.

                    SECTION 5.6  STOP TRANSFER; CHANGES IN SHARES.  Each
                                 --------------------------------
          Seller and Lund Family Member agrees with, and covenants to, Purchaser that such Seller shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and the Purchase Price shall be appropriately adjusted. Each Seller and Lund Family Member shall be entitled to receive any cash dividend paid by the Company during the term of this Agreement until the Closing Date.

                    SECTION 5.7  GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF
                                 ------------------------------------------
          PROXY.  (a)  Each Seller and Lund Family Member hereby
          -----
          irrevocable grants to, and appoints Ira D. Kleinman and Harvey Wertheim, in his capacity as a duly authorized officer of Purchaser, such Seller's or Lund Family Member's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Seller or Lund Family Member's, to vote the Shares owned by such Seller or Lund Family Member's, or grant a consent or approval in respect of such Shares, against any Acquisition Proposal or other matter set forth in Section 5.1 hereof.

                    (b) Each Seller and Lund Family Member represents that any proxies heretofore given in respect of the Shares owned by such Seller or Lund Family Member's are not irrevocable, and that any such proxies are hereby revoked.

                    (c) Each Seller and Lund Family Member hereby affirms that the irrevocable proxy set forth in this Section 5.7 is given in connection with the execution of this Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Seller or Lund Family Member's under this Agreement. Each Seller and Lund Family Member hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Seller and Lund Family Member hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of the State of Delaware.

                    SECTION 5.8  BINDING EFFECT.  Each Seller and Lund
                                 --------------
          Family Member agrees that this Agreement and the obligations hereunder shall attach to the shares owned by such Seller and Lund Family Member and shall be binding upon any person or entity to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise, including, without limitation, such party's heirs, guardians, administrators or successors.

                                      ARTICLE VI

                                     TERMINATION

                    SECTION 6.1  GROUNDS FOR TERMINATION.  This Agreement
                                 -----------------------
          may not be terminated at any time prior to the Closing Date; except that (a) this Agreement may be terminated by the mutual
          ------
          consent of Lund and Purchaser; (b) Lund or Purchaser may terminate, by written notice to the other party, if (i) the Closing shall not have occurred through no fault of Sellers or Purchaser prior to October 31, 1997, or such later date as may be agreed by Purchaser and Lund, or (ii) any court or other Federal or state agency of competent jurisdiction shall have issued an order or decree restraining, enjoining or otherwise prohibiting any of the parties from consummating any of the transactions contemplated by this Agreement and either (A) such order or decree is not dissolved or vacated prior to October 31, 1997, or such later date as may be agreed by Purchaser and Lund; provided
                                                                  --------
          that, in the event such an order or decree shall be issued, the parties hereto shall use their best efforts to have the same dissolved or vacated prior to such date or (B) in the opinion of counsel to the party giving notice of termination (which opinion is reasonable as to its factual basis and legal conclusions in the opinion of counsel to the party receiving such notice), such order or decree is not likely to be dissolved or vacated within 30 days from the date such notice of termination is given; (c) Purchaser may terminate, by written notice to Sellers, if a representation or warranty of any Seller is incorrect or if any Seller breaches any of his or its covenants or agreements contained in this Agreement; (d) Sellers may terminate, such termination to be effective as to all of the Shares, by written notice to Purchaser, if a representation or warranty of Purchaser is incorrect or if Purchaser breaches any of its covenants or agreements contained in this Agreement; and (e) Purchaser may terminate its obligation to purchase shares from any Lund Family Member by written notice to such Lund Family Member if a representation or warranty of such Lund Family Member is incorrect or if such Lund Family Member breaches any of its covenants or agreements contained in this Agreement.

                    SECTION 6.2  EFFECT OF TERMINATION.  If this Agreement
                                 ---------------------
          is terminated pursuant to Section 6.1, such termination shall be without liability of either party, or any stockholder, director, trustee, officer, employee, partner, agent, consultant or representative of such party, to the other party to this Agreement; provided that, if such termination shall result from
                     --------
          the incorrectness of a representation or warranty of a party contained in this Agreement or the breach by a party of the covenants or agreements of such party contained in this Agreement, such party shall be fully liable for any and all costs and expenses (including reasonable attorneys' fees and disbursements) sustained or incurred by the other party.


                                     ARTICLE VII

                                   INDEMNIFICATION

                    SECTION 7.1  SURVIVAL OF REPRESENTATIONS AND
                                 -------------------------------
          WARRANTIES.  All representations and warranties contained herein
          ----------
          or made pursuant hereto shall survive the Closing and continue in full force and effect for a period of three years thereafter.

                    SECTION 7.2  INDEMNITY.  Purchaser, each Seller and
                                 ---------
          Lund Family Member shall indemnify and hold the other harmless to the extent provided in this Article VII from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees and disbursements) resulting from or arising out of the breach of any then surviving representation or warranty or the non-performance, partial or total, of any covenant or agreement of the indemnifying party contained in this Agreement, in either case, to the extent not waived by the indemnified party.


                                     ARTICLE VIII

                                    MISCELLANEOUS

                    SECTION 8.1  NOTICES.  (a)  Any notice or other
                                 -------
          communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                      (i)     If to Purchaser, one copy to:

                              LIH HOLDINGS, LLC
                              c/o Harvest Partners, Inc.
                              767 Third Avenue
                              New York, New York 10017
                              Telecopier: (212) 593-0734
                              Attention:  Ira D. Kleinman, Manager

                              with a simultaneous copy to:

                              Reid & Priest LLP
                              40 West 57th Street
                              New York, New York 10019
                              Telecopier:  (212) 603-2001
                              Attention:  Leonard Gubar, Esq.

                     (ii)     If to Lund, one copy to:

                              Allan W. Lund
                              Rural Route 2, Box 2030
                              Hayward, WI 54843


                              with a simultaneous copy to:

                              Lindquist & Vennum P.L.L.P.
                              4200 IDS Center
                              80 South Eighth Street
                              Minneapolis, Minnesota 55402
                              Telecopier: (612) 371-3207
                              Attention: Richard Ihrig, Esq.

                    (iii)     If to the Partnership, one copy to:

                              The Lund Family Limited Partnership
                              Rural Route 2, Box 2030
                              Hayward, WI 54843

                              with a simultaneous copy to:

                              Lindquist & Vennum P.L.L.P.
                              4200 IDS Center
                              80 South Eighth Street
                              Minneapolis, Minnesota 55402
                              Telecopier: (612) 371-3207
                              Attention: Richard Ihrig, Esq.

                     (iv)     If to the Foundation, one copy to:

                              Lois and Allan Lund Family Foundation
                              c/o Mark J. Beltrand, Ltd.
                              9905 45th Avenue N.
                              Suite 140
                              Plymouth, MN 55442

                              with a simultaneous copy to:

                              Lindquist & Vennum P.L.L.P.
                              4200 IDS Center
                              80 South Eighth Street
                              Minneapolis, Minnesota 55402
                              Telecopier: (612) 371-3207
                              Attention: Richard Ihrig, Esq.

                              ; and

                      (v)     Any Lund Family Member to the
                              address set forth next to his, her or its
                              name on Schedule 1
                                      ----------


                    (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 8.1(a) (with confirmation of transmission), or (ii) if given by any other means, when delivered at the address specified in Section 8.1(a). Any party by notice given in accordance with this
          Section 8.1 to the other parties may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

                    SECTION 8.2  ASSIGNMENT.  Except as otherwise provided
                                 ----------
          in Section 1.2 hereof, this Agreement may not be assigned by
             -----------
          Sellers or any Lund Family Member, except that all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the heirs, legal representatives, successors and assigns of each Seller or Lund Family Member. Nothing in this Agreement, express or implied, is intended to or shall confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                    SECTION 8.3  MISCELLANEOUS.  This Agreement and the
                                 -------------
          Schedules and Exhibits hereto embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, or otherwise prejudice any party's rights, powers and remedies. No right, power or remedy conferred by this Agreement upon any party hereto shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware. If any term of this Agreement or application thereof shall be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

                    SECTION 8.4  APPOINTMENT OF SELLERS' REPRESENTATIVE.
                                 --------------------------------------
           Each of the Sellers hereby appoints Allan W. Lund (the "Sellers' Representative") with full power and authority to act as the agent of such Seller in connection with the provisions of this Agreement and to perform all acts required thereunder, including, but not limited to, making all decisions relating to the exercise of the Option pursuant to Section 1.2 hereof or the resolution and settlement of any disputes under Section 1.2 hereof relating to the determination of Additional Consideration thereunder, including, without limitation, receiving and delivering all notices, giving all approvals and waivers, entering into all amendments and exercising all rights of Sellers thereunder. If the Sellers' Representative shall die, become totally incapacitated, shall otherwise be unable to perform his or her duties or shall resign from such position, the Sellers who represent a majority percentage of the Shares sold on the Closing Date pursuant to Section 1.1 hereof shall appoint a new Sellers' Representative to fill such vacancy and written notice of such action shall be given to the Purchaser and all Sellers. All decisions and actions of the Sellers' Representative shall be binding upon all of the Sellers and no Seller shall have the right to object, dissent from, protest or otherwise contest the same. The Purchaser shall be permitted to rely upon any written instrument or document executed on behalf of the Sellers' Representative.

                    SECTION 8.5  COUNTERPARTS.  The Agreement may be
                                 ------------
          executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


                                      ARTICLE IX

                                     DEFINITIONS

                    SECTION 9.1  DEFINITIONS.  (a)  The following terms, as
                                 -----------
          used herein, have the following meanings:

                    "Affiliate" of any person means any other person,
                     ---------
          directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

                    "Agreement" or "this Agreement" means, and the words
                     ---------      --------------
          "herein", "hereof" and "hereunder" and words of similar import
           ------    ------       ---------
          refers to, this agreement as it from time to time may be amended.

                    "Lien" means, with respect to any asset, any mortgage,
                     ----
          lien (including mechanics, warehousemen, laborers and landlord's liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect or encumbrance of any kind in respect of or affecting such asset.

                    The term "person" means an individual, corporation,
                              ------
          partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

                    The term "voting power" when used with reference to the
                              ------------
          capital stock of, or units of equity interests in, any person means the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

                    (b) The following additional terms are defined in the following sections of this Agreement:

               TERM                               SECTION
               ----                               -------

               Acquisition                        Recital
               Acquisition Proposal               5.1
               Additional Consideration           1.1
               Closing                            1.4
               Closing Date                       1.4
               Commission                         2.6(b)
               Company                            Recital
               Company SEC Documents              2.6(b)
               Contemplated Transactions          Recital
               Exchange Act                       2.6(b)
               Family Member Shares               Recital
               Foundation                         Recital
               Governance Agreement               4.2(e)
               Lund                               Recital
               Lund Family Members                Recital
               Purchase Price                     1.1
               Purchaser                          Recital
               Resolving Firm                     1.2(b)
               Securities Act                     2.6(b)
               Sellers                            Recital
               Sellers' Representative            8.4
               Services Agreement                 4.2(e)
               Shares                             Recital
               Trust                              Recital


                    SECTION 9.2  INTERPRETATION.  Unless the context
                                 --------------
          otherwise requires, the terms defined in Section 9.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                             LIH HOLDINGS, LLC


                             By: /s/ Ira D. Kleinman
                                ------------------------------------------
                                Name:  Ira D. Kleinman
                                Title: Manager


                              /s/ Allan W. Lund
                             ---------------------------------------------
                             Allan W. Lund


                             THE LUND FAMILY LIMITED PARTNERSHIP


                             By: /s/ The Lund Family Limited Partnership
                                ------------------------------------------
                                Name:
                                Title:


                              /s/ Lois J. Lund
                             ---------------------------------------------
                             Lois J. Lund


                             LOIS AND ALLAN LUND FAMILY FOUNDATION


                             By: /s/ Lois and Allan Lund Family Foundation
                                ------------------------------------------
                                Name:
                                Title:


                             ALEXI LUND IRREVOCABLE MINORS TRUST


                             By: /s/ Nancy J. Pierro
                                ------------------------------------------
                                Name: Nancy J. Pierro, Trustee


                             By: /s/ Mark J. Beltrand
                                ------------------------------------------
                                Name: Mark J. Beltrand, Trustee


                             KELLY PIERRO IRREVOCABLE MINORS TRUST


                             By: /s/ Nancy J. Pierro
                                ------------------------------------------
                                Name: Nancy J. Pierro, Trustee


                             By: /s/ Mark J. Beltrand
                                ------------------------------------------
                                Name: Mark J. Beltrand, Trustee


                              /s/ Daniel Lund
                             ---------------------------------------------
                             Daniel Lund


                              /s/ James R. Lund
                             ---------------------------------------------
                             James R. Lund


                              /s/ Kristen A. Lund
                             ---------------------------------------------
                             Kristen A. Lund


                             BRITTANY LUND IRREVOCABLE MINORS TRUST


                             By: /s/ Nancy J. Pierro
                                ------------------------------------------
                                Name: Nancy J. Pierro, Trustee


                             By: /s/ Mark J. Beltrand
                                ------------------------------------------
                                Name: Mark J. Beltrand, Trustee


                             NATALIE LUND IRREVOCABLE MINORS TRUST


                             By: /s/ Nancy J. Pierro
                                ------------------------------------------
                                Name: Nancy J. Pierro, Trustee


                             By: /s/ Mark J. Beltrand
                                ------------------------------------------
                                Name: Mark J. Beltrand, Trustee


                             CHRISTOPHER PIERRO IRREVOCABLE
                             MINORS TRUST


                             By: /s/ Nancy J. Pierro
                                ------------------------------------------
                                Name: Nancy J. Pierro, Trustee


                             By: /s/ Mark J. Beltrand
                                ------------------------------------------
                                Name: Mark J. Beltrand, Trustee


                             MAGGIE MACFARLAND IRREVOCABLE
                             MINORS TRUST


                             By: /s/ Nancy J. Pierro
                                ------------------------------------------
                                Name: Nancy J. Pierro, Trustee


                             By: /s/ Mark J. Beltrand
                                ------------------------------------------
                                Name: Mark J. Beltrand, Trustee


                              /s/ Thomas A. Lund
                             ---------------------------------------------
                             Thomas A. Lund


                              /s/ Nancy J. Pierro
                             ---------------------------------------------
                             Nancy J. Pierro

                             LUND "FAMILY MEMBER SHARES"

                                      SCHEDULE 1





                        SHARES      NAME AND ADDRESS
                        ------      ----------------

                         4,115      Nancy J. Pierro & Mark Beltrand,
                                    Trustees
                                    Alexi Lund Irrevocable Minors Trust
                                    c/o Mark J. Beltrand, Ltd.
                                    9905 45th Avenue N.
                                    Suite 140
                                    Plymouth, MN 55442

                         4,115      Nancy J. Pierro & Mark Beltrand,
                                    Trustees
                                    Kelly Pierro Irrevocable Minors Trust
                                    c/o Mark J. Beltrand, Ltd.
                                    9905 45th Avenue N.
                                    Suite 140
                                    Plymouth, MN 55442

                        64,415      Daniel Lund
                                    7900 168th Lane
                                    Ramsey, MN 55303

                        80,000      James R. Lund
                                    11116 West River Road
                                    Champlin, MN 55316

                        28,249      Kristen A. Lund
                                    13954 Edelweiss St., N.W.
                                    Andover, MN 55304

                         4,115      Nancy J. Pierro & Mark J. Beltrand,
                                    Trustees
                                    Brittany Lund Irrevocable Minors Trust
                                    c/o Mark J. Beltrand, Ltd.
                                    9905 45th Avenue N.
                                    Suite 140
                                    Plymouth, MN 55442

                         4,115      Nancy J. Pierro & Mark Beltrand,
                                    Trustees
                                    Natalie Lund Irrevocable Minors Trust
                                    c/o Mark J. Beltrand, Ltd.
                                    9905 45th Avenue N.
                                    Suite 140
                                    Plymouth, MN 55442

                         4,115      Nancy J. Pierro & Mark J. Beltrand,
                                    Trustees
                                    Christopher Pierro Irrevocable Minors
                                    Trust
                                    c/o Mark J. Beltrand, Ltd.
                                    9905 45th Avenue N.
                                    Suite 140
                                    Plymouth, MN 55442

                         4,115      Nancy J. Pierro & Mark Beltrand,
                                    Trustees
                                    Maggie MacFarland Irrevocable Minors
                                    Trust
                                    c/o Mark J. Beltrand, Ltd.
                                    9905 45th Avenue N.
                                    Suite 140
                                    Plymouth, MN 55442

                        49,179      Thomas A. Lund
                                    c/o James Automotive
                                    1150 McKinley Street
                                    Anoka, MN 55303

                        13,869      Nancy J. Pierro
                                    4949 142nd Lane, N.W.
                                    Ramsey, MN  55303

                       260,392
                       =======

                                 ALLAN LUND "SHARES"

                                      SCHEDULE 2



     SHAREHOLDER                SHARES  CERTIFICATE NO.       LOCATION
     -----------                ------  ---------------       --------

     Allan W. Lund             915,430  #6367                 Mark L. Beltrand
     Rural Route 2, Box 2030    68,000  #6469                 Piper Jaffray
     Hayward, WI 54843          43,171  Street name           Piper Jaffray
                             ---------
                             1,026,601  Piper Jaffray,
                                        no certificate number


     Lois J. Lund              100,000  #5425                 Mark J. Beltrand
     Rural Route 2, Box 2030   100,000  #5426                 Mark J. Beltrand
                               -------
     Hayward, WI 54843         200,000


     Lois and Allan Lund        67,900  Street name Piper     Piper Jaffray
                                           Jaffray,
     Family Foundation


     The Lund Family           132,000  #6468                 Piper Jaffray
     Limited Partnership

				     SCHEDULE 3



Assumptions
Stock Purchase Price                  $11.50
Estimated Purchase Expenses           $ 0.40
                                      ------
Total Purchase Price                  $11.90
Return Hurdle Rate                     10.0%
Harvest Share after Hurdle               70%
AL Share after Hurdle                    30%
Payout Cap per share                  $ 4.39 per share
Payout Cap ($ in millions)            $ 6.27


                  Year 1     Year 2     Year 3     Year 4     Year 5     Year 6     Year 7     Year 8     Year 9     Year 10
                  ------     ------     ------     ------     ------     ------     ------     ------     ------     -------
Hurdle Price per  13.09      14.40      15.84      17.42      19.17      21.08      23.19      25.51      26.06      30.87
 share

                                     Per Share Earnout Valuation
                 -------------------------------------------------------------
Realized Proceeds                           ($ per share)
   per share     Year 1     Year 2     Year 3     Year 4     Year 5     Year 6     Year 7     Year 8     Year 9     Year 10
   ---------     ------     ------     ------     ------     ------     ------     ------     ------     ------     -------
      21.00       2.37       1.88       1.55       1.07       0.55       0.00       0.00       0.00       0.00       0.00
      23.50       3.12       2.73       2.30       1.82       1.30       0.73       0.09       0.00       0.00       0.00
      26.00       3.87       3.48       3.05       2.57       2.05       1.48       0.84       0.15       0.00       0.00
      28.50       4.39       4.23       3.80       3.32       2.80       2.23       1.59       0.90       0.13       0.00
      31.00       4.39       4.39       4.39       4.07       3.55       2.98       2.34       1.65       0.88       0.04
      33.50       4.39       4.39       4.39       4.39       4.30       3.73       3.09       2.40       1.63       0.79


                                    Total Earnout Payment
                 -------------------------------------------------------------
Realized Proceeds                      ($ in millions)
   per share     Year 1     Year 2     Year 3     Year 4     Year 5     Year 6     Year 7     Year 8     Year 9     Year 10
   ---------     ------     ------     ------     ------     ------     ------     ------     ------     ------     -------
      21.00       3.39       2.82       2.21       1.53       0.79       0.00       0.00       0.00       0.00       0.00
      23.50       4.45       3.89       3.28       2.60       1.86       1.03       0.13       0.00       0.00       0.00
      26.00       5.52       4.96       4.35       3.67       2.93       2.10       1.20       0.21       0.00       0.00
      28.50       6.27       6.03       5.42       4.74       3.99       3.17       2.27       1.28       0.19       0.00
      31.00       6.27       6.27       6.27       5.81       5.06       4.24       3.34       2.35       1.26       0.00
      33.50       6.27       6.27       6.27       6.27       6.13       5.31       4.41       3.42       2.33       1.13


                                      EXHIBIT A

				      EXHIBIT B

                                      EXHIBIT C